Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

PACIFIC OAK RESIDENTIAL TRUST, INC.

ARTICLE I.

OFFICES

Section 1. The registered office of the Corporation required by the Maryland General Corporation Law (the “Act”), to be maintained in the State of Maryland shall be as set forth in the Articles of Incorporation. The Corporation may also have offices at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.

SHAREHOLDERS

Section 1. Time and Place of Meetings. All meetings of the shareholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Maryland, as shall be designated by the Board of Directors. In the absence of a designation of a place for any such meeting by the Board of Directors, each such meeting shall be held at the principal office of the Corporation; provided, however, shareholders may participate in and act at any meeting of the shareholders through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

Section 2. Annual Meetings. An annual meeting of shareholders shall be held for the purpose of electing directors and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be determined by the Board of Directors.

Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the Chief Executive Officer, by the President, by the Chairman of the Board, by a majority of the Board of Directors, or by the holders of not less than ten percent (10%) of the outstanding shares entitled to vote on the matter for which the meeting is called by written request executed by such holders and delivered to the President or the Secretary of the Corporation.

Section 4. Notice of Meetings. Written notice of each meeting of the shareholders stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than three nor more than sixty days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than five nor more than sixty days before the date of the meeting, either personally or by mail, by the President, or by the Secretary at the direction of the President or the person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid. Any shareholder entitled to receive notice may waive notice of any meeting by a writing executed and delivered to the Corporation either before or after the meeting. Attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting, unless the shareholder attends such meeting for the express purpose of objecting to the holding of such meeting because proper notice was not given and at the beginning of such meeting records such objection with the person acting as secretary of the meeting and does not thereafter vote on any action taken at the meeting.

Section 6. Quorum. The holders of record of a majority of the shares issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by the Act or by the Articles of Incorporation. If a quorum is not represented, the holders of record of the shares represented in person or by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, except as hereinafter provided, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting unless waived by such shareholder. Withdrawal of shareholders from any meeting shall not cause the failure of a duly constituted quorum at such meeting.

Section 7. Voting. At all meetings of the shareholders, each shareholder shall be entitled to vote, in person or by proxy, each share owned by such shareholder of record on the record date for the meeting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless otherwise provided in the Act or in the Articles of Incorporation. When a quorum is present at any meeting, the affirmative vote of the holders of record of a majority of the shares having voting power represented in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the Act or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. A shareholder who is in attendance at a meeting of shareholders in person or by proxy, but who abstains from the vote on any matter, shall not be deemed to be represented at such meeting for purposes of the preceding sentence with respect to such vote, but shall be deemed to be represented at such meeting for all other purposes.

Section 8. Informal Action by Shareholders. Unless otherwise provided by the Act or by the Articles of Incorporation, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by (a) the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting, provided, that those shareholders who have not consented in writing are notified in writing of the taking of the corporate action promptly after the effective date of such action; or (b) all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 9. Proxies. At all meetings of shareholders, a shareholder may vote in person or vote by proxy which is executed by the shareholder or his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary or other person authorized to tabulate votes at any time prior to the commencement of the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

ARTICLE III.

DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these By-laws directed or required to be exercised or done by the shareholders.

Section 2. Number, Qualification and Tenure. The Board of Directors of the Corporation shall consist of not less than one (1) member. Within the limits above specified, the number of directors shall be determined from time to time by the shareholders. The directors shall be elected at the annual meeting of the shareholders, except as provided in the Articles of Incorporation or Section 3 of this Article, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, termination, resignation or removal from office. Any decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

Section 3. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by the shareholders, and each director so appointed shall hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified or until the earlier death, termination, resignation or removal from office of such director.

Section 4. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Maryland.

Section 5. Meetings. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the shareholders without any notice being given. Other regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may designate from time to time. No notice of regular meetings need be given, other than by announcement at the immediately preceding regular meeting. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or a majority of the Board of Directors. Notice of any special meeting of the Board shall be given at least two days prior thereto, either in writing, or telephonically if confirmed promptly in writing, to each director at the address shown for such director on the records of the Corporation.

Section 6. Waiver of Notice; Business and Purpose. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to such notice either before or after the time of the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened and at the beginning of such meeting records such objection with the person acting as secretary of the meeting and does not thereafter vote on any action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting, unless specifically required by the Act.

Section 7. Quorum and Voting. At all meetings of the Board of Directors a majority of the total number of directors then in office shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting without notice other than announcement at the meeting, to any other date, time and place until a quorum shall be present. The act of a majority of the directors present at any meeting at which there is a quorum, including at least one Investor Director (as defined in the Stockholders Agreement) shall be the act of the Board of Directors, unless the act of a greater number is required by the Act or by the Articles of Incorporation. Withdrawal of directors from any meeting shall not cause the failure of a duly constituted quorum at such meeting. A director who is in attendance at a meeting of the Board of Directors but who abstains from the vote on any matter by announcing his abstention to the person acting as secretary of the meeting and not voting on such matter shall not be deemed to be present at such meeting for purposes of the preceding sentence or Section 13 of this Article with respect to such vote, but shall be deemed to be present at such meeting for all other purposes.

Section 8. Organization. The Chairman of the Board, if elected, shall act as chairman at all meetings of the Board of Directors. If the Chairman of the Board is not elected or if elected, is not present, the Vice Chairman, if any, or, if no such Vice Chairman is present, a director chosen by a majority of the directors present, shall act as chairman at such meeting of the Board of Directors.

Section 9. Committees.

a.       The Board of Directors, by resolution adopted by a majority of the whole Board, may create one or more committees and appoint two or more directors to serve on such committee or committees. Each director appointed to serve on any such committee shall serve, unless the resolution designating the respective committee is sooner amended or rescinded by the Board of Directors, until the next annual meeting of the Board or until his or her respective successor is designated. The Board of Directors, by resolution adopted by a majority of the whole Board, may also designate additional directors as alternate members of any committee to serve as members of such committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of such committee. In the absence or disqualification of a member and all alternate members designated to serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place and stead of such absent or disqualified member.

b.        Any committee may exercise the power and authority of the Board of Directors to the extent specified by the resolution designating such committee, or the Articles of Incorporation or these Bylaws; provided, however, that no committee may take any action that is expressly required by the Act or the Articles of Incorporation or these Bylaws to be taken by the Board of Directors and not by a committee thereof. Each committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of each committee shall be reported to the Board of Directors at the next meeting of the Board.

c.       Meetings of committees may be called at any time by the Chairman of the Board, if any, or the chairman of the respective committee. A majority of the members of the committee shall constitute a quorum for the transaction of business and, except as expressly limited by this section, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of such committee. Except as expressly provided in this section or in the resolution designating the committee, a majority of the members of any such committee may select its chairman, fix its rules of procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

Section 10. Action without Meeting. Unless otherwise specifically prohibited by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board of Directors or such committee, as the case may be, execute a consent thereto in writing setting forth the action so taken, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 11. Attendance by Telephone. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of the Board of Directors or such committee, as the case may be, through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

Section 12. Compensation. By resolution of the Board of Directors, irrespective of any personal interest of any of the members thereof, the directors may be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at meetings or a stated salary as directors. These payments shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV.

OFFICERS

Section 1. Enumeration. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President and a Secretary. The Board of Directors may also elect a Chairman of the Board, a Vice Chairman, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it may deem appropriate. Any number of offices may be held by the same person.

Section 2. Term of Office. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified or until their earlier death, termination, resignation or removal from office. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy in any office because of death, resignation, termination, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 3. Chief Executive Officer. The Chief Executive Officer of the Corporation, if elected, shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall have such other functions, authority and duties as customarily appertain to the office of the chief executive officer of a business corporation or as may be prescribed by the Board of Directors.

Section 4. President. During any period when there shall be an office of Chief Executive Officer, the President shall be the chief operating officer of the Corporation and shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chief Executive Officer. During any period when there shall not be an office of Chief Executive Officer, the President shall be the chief executive officer of the Corporation, and, as such, shall have the functions, authority and duties provided for the Chief Executive Officer.

Section 5. Vice President. Each Vice President shall perform such duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer or the President.

Section 6. Secretary. The Secretary shall: (a) keep a record of all proceedings of the shareholders, the Board of Directors and any committees thereof in one of more books provided for that purpose; (b) give, or cause to be given, all notices that are required by law or these Bylaws to be given by the Secretary; (c) be custodian of the corporate records and, if the Corporation has a corporate seal, of the seal of the Corporation; (d) have authority to affix the seal of the Corporation to all instruments the execution of which requires such seal and to attest such affixing of the seal; (e) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (f) sign, with the Chief Executive Officer, if any, or President or any Vice President, or any other officer thereunto authorized by the Board of Directors, any certificates for shares of the Corporation, or any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed by the signature of more than one officer; (g) have general charge of the share transfer books of the Corporation; (h) have authority to certify as true and correct copies of the Bylaws, or resolutions of the shareholders, the Board of Directors and committees thereof, and of other documents of the Corporation; and (i) in general, perform the duties incident to the office of secretary and such other duties as from time to time may be prescribed by the Board of Directors, the Chief Executive Officer or the President. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal.

Section 7. Assistant Secretary. The Assistant Secretary, or if there shall be more than one, each Assistant Secretary in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall have the authority to perform the duties of the Secretary, subject to such limitations thereon as may be imposed by the Board of Directors, and such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer, the President or the Secretary.

Section 8. Treasurer. The Treasurer shall be the principal accounting and financial officer of the Corporation. The Treasurer shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the Corporation; (b) have charge and custody of all funds and securities of the Corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform the duties incident to the office of treasurer and such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer or the President. The Treasurer may sign with the Chief Executive Officer, if any, or the President, or any Vice President, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation.

Section 9. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, each Assistant Treasurer, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall have the authority to perform the duties of the Treasurer, subject to such limitations thereon as may be imposed by the Board of Directors, and such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer, the President or the Treasurer.

Section 10. Other Officers and Agents. Any officer or agent who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these Bylaws shall perform such duties and have such powers as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer or the President.

ARTICLE V.

CERTIFICATES FOR SHARES

Section 1. Form. The shares of the Corporation shall be uncertificated unless otherwise determined by the Board of Directors.

Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or uncertificated shares in place of any certificate therefor issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction in its share book.

Section 3. Replacement. In case of the loss, destruction, mutilation or theft of a certificate representing shares of the Corporation, a new certificate may be issued upon the surrender of the mutilated certificate or, in the case of loss, destruction or theft of a certificate, upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may in its reasonable discretion require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may reasonably direct, to indemnify the Corporation against any claim that may be made against it with respect to the certificate alleged to have been lost, destroyed or stolen.

ARTICLE VI.

INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES AND AGENTS

Section 1. Indemnification. A person’s right to indemnification under the Articles of Incorporation and these Bylaws, and the Corporation’s obligations to provide such indemnification, shall be as set forth in the Articles of Incorporation.

ARTICLE VII.

GENERAL PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless a different fiscal year is fixed from time to time by resolution of the Board of Directors.

Section 2. Corporation Seal. The corporate seal, if any, of the Corporation shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 3. Notices and Mailing. Except as otherwise provided in the Act, the Articles of Incorporation or these Bylaws, all notices required to be given by any provision of these By-laws shall be deemed to have been given (a) when received, if given in person, (b) on the date of acknowledgment of receipt, if sent by telex, email, facsimile or other wire transmission, (c) one day after delivery, properly addressed, to a reputable courier for same day or overnight delivery, or (d) three days after being deposited, properly addressed, in the U.S. mail, certified or registered mail, postage prepaid.

Section 4. Waiver of Notice. Whenever any notice is required to be given under the Act or the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Section 5. Interpretation. In these Bylaws, unless a clear contrary intention appears, the singular number includes the plural number and vice versa, and reference to either gender includes the other gender.

Section 7. Annual Financial Statements. A copy of the annual financial statement prepared with respect to the Corporation shall be kept on file in the principal executive office of the Corporation for 12 months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement and a copy shall be promptly mailed to the shareholders as and when available.

ARTICLE VIII.

AMENDMENTS

These By-laws may be altered, amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or as set forth in Section 6 of Article VII.

DATE: November 4, 2019

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